SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

(Former name or former address, if changed since last report)

SIGNATURE

Item 9. Regulation FD Disclosure.

     American Healthways, Inc. (the “Company”) has entered contract negotiations with WellChoice Inc., parent company of Empire Blue Cross Blue Shield (“Empire”), for the provision of disease management services to Empire’s fully-insured and self-insured members. There is no guarantee if or when an agreement will be reached or the terms of any such agreement.

     This report may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risk and uncertainties, including, but not limited to, the Company’s ability to sign and execute new contracts for health plan disease management services and care enhancement services, including any contract with Empire, and to attract and/or retain and effectively manage the employees required to implement its agreements with health plan organizations. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

	By: Name: Title:	/s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

Date: June 25, 2003